                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         NEUROCRINE BIOSCIENCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          NEUROCRINE BIOSCIENCES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1997
                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), will be held on May 27, 1997, at 10:00 a.m. local time, at the Sheraton Grande Torrey Pines, located at 10950 North Torrey Pines Road, La Jolla, California, 92037 for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

          1. To amend the Bylaws to increase the number of directors on the Board of Directors from six to seven.

          2. To elect the appropriate number of Class I directors to the Board of Directors to serve for a term of three years.

          3. To increase the number of shares of Common Stock reserved for issuance under the Company's 1992 Incentive Stock Plan from 3,300,000 to 4,100,000 shares.

          4. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 7, 1997 are entitled to receive notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Stockholders attending the meeting may vote in person even if they have returned a Proxy.

                                          By Order of the Board of Directors,

                                          Michael J. O'Donnell
                                          Secretary

San Diego, California
April 28, 1997

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

                          NEUROCRINE BIOSCIENCES, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), for use at its 1997 Annual Meeting of Stockholders to be held on May 27, 1997, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Grande Torrey Pines, located at 10950 North Torrey Pines Road, La Jolla, California. The telephone number for the location of the Annual Meeting of Stockholders is (619) 558-1500. The Company's principal executive offices are located at 3050 Science Park Road, San Diego, California, 92121. The Company's telephone number is (619) 658-7600.

     These proxy solicitation materials were mailed on or about April 28, 1997, to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on April 7, 1997 (the "Record Date"), are entitled to receive notice of and vote at the meeting. On the Record Date, 16,869,820 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding and held of record by approximately 475 shareholders. For information regarding holders of more than five percent of the outstanding Common Stock, see "Election of Directors -- Stock Ownership of Principal Stockholders and Management."

REVOCABILITY OF PROXIES

     Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date. Revocation will also occur if the individual attends the meeting and votes in person.

VOTING AND SOLICITATION

     Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for two nominees (three if the proposal to increase the size of the Board of Directors from six to seven is approved) and the appropriate number of nominees with the greatest number of votes will be elected.

     The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the directors named in the proxy, for the increase of the number of directors from six to seven, for the approval of the amendment of the 1992 Stock Plan, for the confirmation of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked.

     If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder proposals which are intended to be presented at the Company's 1998 Annual Meeting must be received by the Company no later December 19, 1997 in order that they may be included in the proxy statement and form of proxy for that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of April 7, 1997 by (i) each of the executive officers named in the table under "Executive Compensation -- Summary Compensation Table," (ii) each director, (iii) all current directors and executive officers as a group and
(iv) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock. A total of 16,869,820 shares of the Company's Common Stock were issued and outstanding as of April 7, 1997.

                                                                      SHARES
                                                                   BENEFICIALLY
                NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED (1)         PERCENT
    -------------------------------------------------------------  ------------       -------
    Abingworth Bioventures SICAV.................................       878,970          5.2%
      231 Val Des Bons Malades
      Boite Postale 566
      L-2015 Luxembourg
    Ciba-Geigy Limited...........................................     1,121,353          6.6
      Klybeckstrasse 141
      CH-4002
      Basle, Switzerland
    David Schnell(2).............................................       545,337          3.2
    Gary A. Lyons(3).............................................       620,767          3.6
    Errol B. De Souza(4).........................................       512,734          3.0
    Wylie W. Vale(5).............................................       427,130          2.5
    Harry F. Hixson, Jr.(6)......................................       215,261          1.3
    Paul W. Hawran(7)............................................       173,050          1.0
    Howard C. Birndorf(8)........................................        83,650           *
    David E. Robinson(9).........................................        28,000           *
    All executive officers and directors
      as a group (8 persons)(10).................................     2,605,929         15.0

---------------
  * Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the Company's Common Stock.

 (1) Beneficial ownership is determined with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown beneficially owned by them.

 (2) Includes 537,676 shares held by Kleiner Perkins Caufield & Byers VI, L.P. ("KPCB VI") and 7,661 shares held by David Schnell, M.D. Dr. Schnell, a director of the Company, is a venture limited partner of Kleiner Perkins Caufield & Byers VII Associates, which is the General Partner of KPCB VI. Dr. Schnell disclaims beneficial ownership of the shares held by KPCB VI, except to the extent of his partnership interest in such shares.

 (3) Includes 220,567 shares issuable pursuant to options exercisable within 60 days of April 7, 1997.

 (4) Includes 131,667 shares issuable pursuant to options exercisable within 60 days of April 7, 1997.

 (5) Includes 101,000 shares issuable pursuant to options exercisable within 60 days of April 7, 1997.

 (6) Includes 205,897 shares of Common Stock held in the name of The Hixson Family Trust of which Dr. Hixson is Trustee, 1,364 shares held by Dr. Hixson, and 8,000 shares issuable pursuant to options exercisable within 60 days of April 7, 1997.

 (7) Includes 61,050 shares issuable pursuant to options exercisable within 60 days of April 7, 1997.

 (8) Includes 8,000 shares issuable pursuant to options exercisable within 60 days of April 7, 1997.

 (9) Includes 28,000 shares issuable pursuant to options exercisable within 60 days of April 7, 1997.

(10) Includes 558,284 shares issuable pursuant to options exercisable within 60 days of April 7, 1997.

                                 PROPOSAL ONE:

               INCREASE IN NUMBER OF DIRECTORS FROM SIX TO SEVEN

     The Bylaws of the Company currently provide that the Board of Directors of the Company shall consist of six (6) directors. In April 1997, the Board of Directors approved a resolution which would, subject to the approval of the stockholders at the Annual Meeting, amend Section 3.2 of the Bylaws to provide that the Board of Directors shall consist of seven (7) directors.

     The Board of Directors believes that an increase in the number of directors would be in the best interests of the Company because it would, among other things, avail the Company of the expertise, guidance, and business judgment of a greater number of individuals.

     The Company's Certificate of Incorporation provides for a Board of Directors that is divided into three classes. Currently there are two directors in each class. The directors in Class I hold office until the 1997 Annual Meeting of Stockholders; the directors in Class II hold office until the 1998 Annual Meeting of Stockholders; and the directors in Class III hold office until the 1999 Annual Meeting of Stockholders (or, in each case, until their successors are duly elected and qualified or their earlier resignation, removal from office or death). After each such election, the directors in each such case will then serve in succeeding terms of three years and until their successors are duly elected and qualified.

     In the event the shareholders approve the proposal to increase the number of directors to seven, then Class I shall consist of three directors, Class II shall consist of two directors, and Class III shall consist of two directors. In such event, at the 1997 Annual Meeting, the shareholders will elect three Class I directors. At the 1998 Annual Meeting, the shareholders will vote in the election of two Class II directors. At the 1999 Annual Meeting, the shareholders will vote in the election of two Class III directors.

VOTE REQUIRED

     The affirmative vote of 66 2/3% of the outstanding voting securities of the Company, voting together as a single class, will be required to approve the amendment to the Bylaws to increase the number of directors from six to seven. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE BYLAWS TO INCREASE THE NUMBER OF DIRECTORS FROM SIX TO SEVEN.

                                 PROPOSAL TWO:

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Certificate of Incorporation provides for a Board of Directors that is divided into three classes. The Directors in Class I hold office until the 1997 Annual Meeting of Stockholders; the Directors in Class II hold office until the 1998 Annual Meeting of Stockholders; and the Directors in Class III hold office until the 1999 Annual Meeting of Stockholders (or, in each case, until their earlier resignation, removal from office or death). After each such election, the Directors in each such case will then serve in succeeding terms of three years and until their successors are duly elected and qualified. Officers of the Company serve at the discretion of the Board of Directors. There are no family relationships among the Company's Directors and executive officers.

     The Company currently has six directors with two directors each in Class I, Class II and Class III. The terms of office of directors David Schnell and Wylie Vale expire at the 1997 Annual Meeting. Assuming Proposal One for the increase in the size of the Board of Directors from six to seven is approved, at the 1997 Annual Meeting the stockholders will elect three directors for a term of three years. Assuming Proposal Two is not approved by the stockholders at the 1997 Annual Meeting, then the stockholders will elect two directors for a term of three years.

VOTE REQUIRED

     If Proposal One is approved, the three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors. If Proposal One is not approved, the two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors.

     Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below. In the event that Proposal One increasing the size of the Board is not approved, then the proxy holders will vote the proxies received by them for Wylie Vale and Joseph A. Mollica. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     Of the three nominees, one is a co-founder and director of the Company (Wylie W. Vale), one is not presently an employee or director of the Company (Joseph A. Mollica) and one is a co-founder and executive officer, but not presently a director, of the Company (Errol B. DeSouza). David Schnell, currently a director of the Company, is not seeking re-election at the 1997 Annual Meeting of Shareholders. The names of the nominees, and certain information about them, are set forth below:

                                                                                 DIRECTOR
NAME                      AGE               POSITION IN THE COMPANY               SINCE
------------------------  ---   -----------------------------------------------  --------
Wylie W. Vale(1)........  55    Chief Scientist, Neuroendocrinology and           1992
                                Director
Joseph A. Mollica.......  56    n/a                                               n/a
Errol B. DeSouza........  43    Executive Vice President, Research and            n/a
                                Development

---------------
(1) Member of Audit Committee.

     Wylie W. Vale, Ph.D., is Neurocrine's Founder and Chief Scientist, Neuroendocrinology and Chairman of the Company's Founding Board of Scientific and Medical Advisors and its Executive Committee. Dr. Vale was elected a Director of the Company in September 1992. He is a Professor at The Salk Institute for Biological Studies ("The Salk Institute") and is the Senior Investigator and Head of The Clayton Foundation Laboratories for Peptide Biology at The Salk Institute, where he has been employed for 25 years. Dr. Vale is the current Chairman of the Faculty and a current Member of the Board of Trustees of The Salk Institute. Dr. Vale is recognized for his work on the identification of neuroendocrine factors such as somatostatin, growth hormone releasing factor, corticotropin releasing factor, CRF-BP, gonadotropin releasing hormone, activin and the activin receptor, the CRF(1) receptor and urocortin, the native ligand for the CRF(2) receptor. These scientific advances have distinguished him as one of the 10 most cited scientific authors in the world in the past decade. Dr. Vale received a B.A. in Biology from Rice University, and a Ph.D. in Physiology and Biochemistry from the Baylor College of Medicine.

     Joseph A. Mollica, Ph.D., has served as the Chairman of the Board of Directors and Chief Executive Officer of Pharmacopeia, Inc., a biopharmaceutical and combinatorial chemistry company, since February 1994. From 1987 to December 1993, Dr. Mollica was employed initially by the DuPont Company and then by The DuPont Merck Pharmaceutical Company, most recently as President and Chief Executive Officer. Dr. Mollica is a director of USP, Inc. and ImPath, Inc. Dr. Mollica received a Ph.D. from the University of Wisconsin and a Doctor of Science, h.c., from the University of Rhode Island.

     Errol B. De Souza, Ph.D., is a Founder and Executive Vice President, Research and Development for the Company. Prior to joining the Company in October 1992, Dr. De Souza was Director of Central Nervous System Diseases Research for The Du Pont Merck Pharmaceutical Company ("Du Pont Merck"), where he directed the discovery efforts of over 100 scientists in the fields of neurobiology, molecular biology, pharmacology and chemistry commencing in May 1990. Prior to joining Du Pont Merck, Dr. De Souza was Chief of the Laboratory of Neurobiology at the National Institute on Drug Abuse and an Associate Professor in the Department of Pathology at The Johns Hopkins University School of Medicine. Dr. De Souza received a B.A. in Physiology and a Ph.D. in Endocrinology from the University of Toronto and pursued post-doctoral training at The Johns Hopkins University School of Medicine and the University of Kentucky.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     The Class II and III directors will remain in office after the 1997 Annual Meeting. The Class II directors are Howard Birndorf and David Robinson. The Class III directors are Gary Lyons and Harry Hixson. The names and certain other information about the Directors whose terms of office continue after the Annual Meeting are set forth below:

                                                                                 DIRECTOR
NAME OF DIRECTOR              AGE          POSITION/PRINCIPAL OCCUPATION          SINCE
----------------------------  ---   -------------------------------------------  --------
Harry F. Hixson,
  Jr.(1)(2).................  58    Chairman of the Board                          1992
Gary A. Lyons...............  46    President, Chief Executive Officer and         1993
                                    Director
Howard C. Birndorf(2).......  47    Director                                       1992
David E. Robinson(2)........  48    Director                                       1994

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Harry F. Hixson, Jr., Ph.D., has served as a Director and Chairman of the Board of the Company since September 1992. Dr. Hixson worked with Amgen, Inc. ("Amgen") from July 1985 through February 1991, most recently as President, Chief Operating Officer and director. While at Amgen, he was responsible for pharmaceutical development, manufacturing and marketing and sales in the United States and the rest of the world. Dr. Hixson is a director of Allergan Ligand Retinoid Therapeutics, Inc. Dr. Hixson holds a Ph.D. in Physical Biochemistry from Purdue University and an M.B.A. from the University of Chicago.

     Gary A. Lyons has served as President, Chief Executive Officer and a Director of the Company since February 1993. Prior to joining the Company in February 1993, Mr. Lyons was Vice President of Business Development at Genentech, Inc. ("Genentech") since 1989. At Genentech, he was responsible for international licensing, acquisitions and partnering. He was also responsible for Genentech's Corporate Venture Program which participated in early financing and/or formation of a number of biotechnology companies. In addition, Mr. Lyons had operating responsibility for Genentech's two subsidiaries, Genentech Canada, Inc. and Genentech Limited (Japan). Previously, he served as Vice President of Sales and was responsible for building the marketing and sales organization for the commercial introduction of Genentech's first two pharmaceutical products, Protropin (human growth hormone) and Activase (TPA). Mr. Lyons holds a B.S. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University's J.L. Kellogg Graduate School of Management.

     Howard C. Birndorf became a Director of the Company in September 1992. Mr. Birndorf is Chairman and Chief Executive Officer and Co-Founder of Nanogen, Inc., a biotechnology company. From November 1991 to January 1994, Mr. Birndorf was president of Birndorf Biotechnology Development, an investment and consulting company. Mr. Birndorf was Co-Founder and Chairman Emeritus of Ligand Pharmaceuticals Incorporated ("Ligand"). He held the position of President and Chief Executive Officer of Ligand from January 1988 to November 1991. In addition, Mr. Birndorf was Co-Founder of IDEC Pharmaceuticals, Inc, a biotechnology company, in 1985 and was involved in the formation of Gensia Pharmaceuticals, Inc., a biotechnology company, in 1986 and served on the boards of directors of these companies from their respective inceptions until 1991. He is a director of the Cancer Center of the University of California at San Diego and a Presidential Appointee to the United States Department of Commerce Biotechnology Technical Advisory Committee. Mr. Birndorf received an M.S. in Biochemistry from Wayne State University.

     David E. Robinson became a Director of the Company in May 1994. Since 1991, he has served as President and Chief Executive Officer of Ligand, a biotechnology company. Prior to joining Ligand in 1991, he was Chief Operating Officer at Erbamont N.V. ("Erbamont"), a pharmaceutical company. Prior to that, Mr. Robinson was President of Adria Laboratories, Erbamont's North American subsidiary. He also was employed in various executive positions for more than 10 years by Abbott Laboratories, most recently as Regional Director of Abbott Europe. Mr. Robinson received his M.B.A. from the University of New South Wales, Australia.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings and took action by written consent on three occasions during 1996. During 1996 the Board of Directors had an Audit Committee and a Compensation Committee. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served other than David Schnell, who did not attend two meetings of the Board of Directors in 1996.

     The Audit Committee in 1996 consisted of directors Harry F. Hixson, Jr. and Wylie W. Vale and met once during 1996. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee in 1996 consisted of directors Howard C. Birndorf, David E. Robinson, David Schnell (until December 1996), and Harry F. Hixson, Jr. (commencing December 1996), and met twice during 1996. The Compensation committee reviewed and recommended to the Board the compensation of all executive officers.

BOARD COMPENSATION

     Non-employee directors are reimbursed for expenses incurred in connection with performing their respective duties as directors of the Company. The Company paid no cash compensation to any director during the 1996 fiscal year. However, beginning in 1997, the Company will pay each director who is not an employee or consultant of the Company $1750 for each regular meeting of the Board of Directors, $750 for each special meeting, $600 for each committee meeting, and $600 for each telephone meeting lasting more than one hour, which such director attends.

     1996 Director Stock Option Plan. Each non-employee director participates in the 1996 Director Stock Option Plan (the "Director Plan"). The Director Plan was adopted by the Board of Directors in March 1996 and approved by the stockholders at the Company's 1996 annual stockholders' meeting. A total of 100,000 shares of Common Stock is reserved for issuance under the Director Plan. The option grants under the

Director Plan are automatic and non-discretionary, and the exercise price of the options are 100% of the fair market value of the Common Stock on the grant date. To date, no options have been granted under the Director Plan.

     The Director Plan provides for the grant of options to purchase 10,000 shares of Common Stock to each non-employee director of the Company at each annual meeting of the stockholders commencing in 1997, providing such non-employee director has been a non-employee director of the Company for at least six months prior to the date of such annual meeting of the stockholders. Each new non-employee director is automatically granted an option to purchase 10,000 shares of Common Stock upon the date such person joins the Board of Directors. The term of such options is ten years. Any option granted to a non-employee director becomes exercisable over a three-year period following the date of grant. The Director Plan prohibits any transfer by the optionee other than by will or the laws of descent or distribution. Any optionee whose relationship with the Company or any related corporation ceases for any reason (other than by death or permanent and total disability) may exercise options only during a 90-day period following such cessation (unless such options terminate or expire sooner by their terms). Upon a merger or asset sale, all outstanding options under the Director Plan will be assumed or replaced with an equivalent option by the successor corporation. In the event that the successor corporation does not agree to assume the outstanding options or substitute an equivalent option, each outstanding option shall become fully vested and exercisable, including as to shares not otherwise exercisable. Each optionee will be given 30 days' notice of the merger or asset sale and be given the opportunity to fully exercise all outstanding options. All options not exercised within the 30 day notice period will expire. The Director Plan will terminate in March 2006, unless sooner terminated by the Board of Directors.

                                PROPOSAL THREE:

                    APPROVAL OF INCREASE IN SHARES ISSUABLE
                      UNDER THE 1992 INCENTIVE STOCK PLAN

INCREASE OF 800,000 SHARES

     The Company's 1992 Incentive Stock Plan, as amended (the "Plan") was approved by the Board of Directors and the stockholders of the Company in 1992. Currently there are a total of 3,300,000 shares of Common Stock reserved for issuance under the Plan. In April 1997, the Board of Directors approved a further increase of 800,000 shares issuable under the Plan, which, if approved by the stockholders, would increase the total shares reserved for issuance under the Plan to 4,100,000 shares.

     The Board believes the proposed increase in the number of shares reserved for issuance under the Plan is in the best interest of the Company. In particular, the Board has determined that the proposed increase will provide an additional reserve of shares for issuance under the Plan and thus enable the Company to attract and retain valuable employees.

     As of February 28, 1997, there were options outstanding to purchase 1,851,939 shares of Common Stock pursuant to the 1992 Stock Plan; 56,618 shares remained available for future option grants; 1,343,300 shares had been exercised pursuant to restricted stock agreements by founders of the Company; and 48,143 shares were issued and outstanding pursuant to option exercises by employees and/or consultants of the Company.

SUMMARY OF THE PLAN

     The essential features of the Plan, as amended and restated, are summarized below. This summary does not purport to be complete and is subject to, and qualified by, reference to all provisions of the Plan, as amended and restated.

     GENERAL. The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

     ADMINISTRATION. The Plan may generally be administered by the Board or a Committee appointed by the Board. However, with respect to grants of options to employees who are also officers or directors of the Company ("Insiders"), the Plan shall be administered by: (i) the Board if the Board may administer the Plan in a manner complying with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule thereto ("Rule 16b-3") with respect to a plan under which discretionary grants and awards of equity securities are to be made to Insiders; or (ii) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 governing a plan under which discretionary grants and awards of equity securities are to be made to Insiders. The administrators of the Plan are referred to herein as the "Administrator."

     ELIGIBILITY; LIMITATIONS. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 250,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's initial employment, he or she may be granted options or stock purchase rights to purchase up to an additional 250,000 shares of Common Stock.

     TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The exercise price of a nonstatutory stock option may not be less than 85% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of a nonstatutory stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant (which date in the case of an incentive stock option may not be more than three (3) months after the date of such termination, and in the case of a nonstatutory stock option, may not be more than six (6) months after the date of such termination), or (ii) the expiration date of such option. To the extent the option is exercisable at the time of the optionee's termination, the optionee may exercise all or part of his or her option at any time before it terminates.

          (e) Disability. If an optionee's employment or consulting relationship terminates as a result of disability, then all options held by such optionee under the Plan expire on the earlier of (i) 6 months from the date of such termination (or such longer period of time not exceeding 12 months as determined by the Administrator) or (ii) the expiration date of such option. The optionee (or the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

          (f) Death. In the event of an optionee's death: (i) during the optionee's employment or consulting relationship with the Company, the option may be exercised, at any time within 6 months of the date of death (but no later than the expiration date of such option) by the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent that the optionee's right to exercise the option would have accrued if he or she had remained an employee or consultant of the Company 6 months after the date of death; or
     (ii) within 30 days (or such other period of time not exceeding 3 months as determined by the Administrator) after the optionee's employment or consulting relationship with the Company terminates, the option may be exercised at anytime within 6 months (or such other period of time as determined by the Administrator) following the date of death (but in no event later than the expiration date of the option) by the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent of the optionee's right to exercise the option at the date of termination.

          (g) Nontransferability of Options. Options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee.

          (h) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     STOCK PURCHASE RIGHTS. A stock purchase right gives the purchaser a period of no longer than 6 months from the date of grant to purchase Common Stock. The purchase price of Common Stock purchased pursuant to a stock purchase right is determined in the same manner as for nonstatutory stock options. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator. A stock purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator shall notify the optionee fifteen (15) days prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of each outstanding option or stock purchase right shall accelerate (i.e. become exercisable immediately in full) in any of the following events: (1) if the successor corporation refuses to assume the option or stock purchase rights, or to substitute substantially equivalent options or rights, (2) if the employment of the optionee is involuntarily terminated without cause within one year following the date of closing of the merger or acquisition, or (3) if the merger or acquisition is not approved by the members of the board of directors in office prior to the commencement of such merger or acquisition.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Plan to the extent necessary to comply with Rule 16b-3 Section 162(m) of the Code and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option or stock purchase right previously granted under the Plan without the consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the shareholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

VOTE REQUIRED

     At the Annual Meeting, the shareholders are being asked to approve the amendment of the 1992 Incentive Plan to increase the number of shares reserved for issuance thereunder. The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting will be required to approve the amendment of the 1992 Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                 PROPOSAL FOUR:

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP ("Ernst & Young"), independent accountants, to audit the books, records and accounts of the Company for the current fiscal year ending December 31, 1997.

     The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to approve and ratify the Board's selection of Ernst & Young. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL AND RATIFICATION OF SUCH SELECTION. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

                    OTHER INFORMATION REGARDING THE COMPANY

PERFORMANCE GRAPH

     The following is a line graph comparing the cumulative total return to stockholders of the Company's Common Stock from May 23, 1996 (the date of the Company's initial public offering) through December 31, 1996 to the cumulative total return over such period of: (i) The Nasdaq Stock Market (U.S. Companies) Index and (ii) the Nasdaq Pharmaceutical Index. The performance shown is not necessarily indicative of future price performance. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC"), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into any such filing.

                 COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN*
   AMONG NEUROCRINE BIOSCIENCES, INC., THE NASDAQ STOCK MARKET -- U.S. INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX

        MEASUREMENT PERIOD              NEUROCRINE            NASDAQ           NASDAQ STOCK
      (FISCAL YEAR COVERED)          BIOSCIENCES, INC.    PHARMACEUTICAL       MARKET (U.S.)
5/23/96                                            100                 100                 100
12/31/96                                            95                  87                 103

---------------

* $100 invested on 5/23/96 in stock or index -- including reinvestment of dividends.
  Fiscal Year ending December 31.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     Summary Compensation Table. The following table sets forth the compensation paid by the Company for each of the two years in the period ended December 31, 1996 to the Chief Executive Officer and each of the other executive officers of the Company (the "Named Executive Officers"):

                                                                            LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION                   AWARDS
                                        --------------------------------   -------------------------
                                                               OTHER       RESTRICTED
                                                               ANNUAL        STOCK        SECURITIES      OTHER
                                        SALARY     BONUS    COMPENSATION     AWARDS       UNDERLYING   COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR     ($)       ($)         ($)           ($)         OPTIONS(#)       ($)
-------------------------------  ----   -------   -------   ------------   ----------     ----------   ------------
Gary A. Lyons..................  1995   275,000   $25,000        --            --           148,000       17,757(1)
  President and Chief Executive  1996   290,000    55,000        --            --                --        6,531(2)
  Officer

Errol B. De Souza..............  1995   215,700    15,000        --            --            92,000       12,745(3)
  Executive Vice President,      1996   227,700    35,000        --            --                --        4,524(4)
  Research and Development

Paul W. Hawran.................  1995   180,000    15,000        --            --            65,000       29,379(5)
  Senior Vice President and      1996   190,500    35,000        --            --            20,000       10,236(6)
  Chief Financial Officer

---------------
(1) Represents reimbursement for taxes incurred by Mr. Lyons as a result of the payments by the Company in 1995 of moving, housing and other expenses incurred in connection with relocating to the Company's geographic region ($14,636) and the premium paid for the term life insurance policies for the benefit of Mr. Lyons ($3,121).

(2) Represents payments by the Company of premiums for the term life insurance policies for the benefit of Mr. Lyons.

(3) Represents reimbursement for taxes incurred by Dr. De Souza as a result of the payments by the Company in 1995 of moving, housing and other expenses incurred in connection with relocating to the Company's geographic region ($10,297) and the premium paid for the term life insurance policies for the benefit of Dr. De Souza ($2,448).

(4) Represents payments by the Company of premiums for the term life insurance policies for the benefit of Mr. De Souza.

(5) Represents reimbursement for taxes incurred by Mr. Hawran as a result of the payments by the Company in 1995 of moving, housing and other expenses incurred in connection with relocating to the Company's geographic region ($21,645), payments relating to relocation costs ($6,289) and the premium paid for the term life insurance policies for the benefit of Mr. Hawran ($1,445).

(6) Represents payments by the Company of premiums for the term life insurance policies for the benefit of Hawran ($4,431) and the mortgage equalization payments on Mr. Hawran's residence ($5,805).

     Option Grants in Last Fiscal Year. The following table sets forth certain information concerning grants of options made during the year ended December 31, 1996 by the Company to each of the Named Executive Officers:

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                                                                     ANNUAL RATE OF STOCK
                                         % OF TOTAL                                    APPRECIATION FOR
                                          OPTIONS                                           OPTION
                             OPTIONS     GRANTED TO                                         TERM(2)
                             GRANTED    EMPLOYEES IN     EXERCISE     EXPIRATION     ---------------------
           NAME               #(1)      FISCAL YEAR       PRICE          DATE           5%          10%
---------------------------  ------     ------------     --------     ----------     --------     --------
Gary A. Lyons..............      --          --               --            --             --           --
Errol B. De Souza..........      --          --               --            --             --           --
Paul W. Hawran.............  20,000        5.3%           $ 8.25        7/9/06       $103,768     $262,968

---------------
(1) All options shown granted in 1996 become exercisable as to 1/60th of the option shares each month, with full vesting occurring on the fifth anniversary of the date of hire. Under the 1992 Incentive Stock Plan, the Board of Directors retains the discretion to modify the terms, including price, of outstanding options. Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board of Directors on the date of grant. Exercise price may be paid in cash, promissory note, by delivery of already owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and remit to the Company, out of sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(2) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of the grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
Values. The following table sets forth certain information regarding the stock options held at December 31, 1996 by each of the Named Executive Officers. During 1996, no such stock options were exercised by any of the Named Executive Officers. The Company has not granted any stock appreciation rights.

                                                                           VALUE OF IN-THE-MONEY OPTIONS
                                  NUMBER OF OPTIONS AT YEAR-END                  AT YEAR-END ($)(1)
                                ---------------------------------         --------------------------------
             NAME               EXERCISABLE         UNEXERCISABLE         EXERCISABLE        UNEXERCISABLE
------------------------------  -----------         -------------         ----------         -------------
Gary A. Lyons.................    205,767               93,733            $1,448,285           $ 538,965
Errol B. De Souza.............    122,467               70,533            $  880,935           $ 405,565
Paul W. Hawran................     50,025               65,275            $  121,270           $ 287,481

---------------
(1) "In-the-money" options are those for which the fair market value of the underlying securities exceeds the exercise or base price of the option. These columns are based upon the closing price of $10.00 per share on December 31, 1996, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     Gary A. Lyons has an employment contract that provides that: (i) Mr. Lyons serves as the Company's President and Chief Executive Officer for a term of three years commencing in March 1997 at a current annual salary of $328,300, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Mr. Lyons gives 90 days notice of termination, or notice of intent to renew the agreement for less than a three-year term; (iii) Mr. Lyons is eligible for a discretionary annual bonus of up to a maximum of $75,000 as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) the Company has forgiven a loan of $67,500 made to reimburse Mr. Lyons for 50% of the loss on sale of his former residence over the four-year period ended February 1997; (v) the Company will forgive a loan of $67,500 made available to reimburse Mr. Lyons for housing expenses over the three-year period starting in February 1997; and (vi) Mr. Lyons is entitled to continue to receive his salary for 12 months in the event that the Company terminates his employment without cause, elects not to renew the agreement, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination. In addition, Mr. Lyons received upon the signing of the agreement a one-time contract renewal bonus of an option to purchase 75,000 shares of Common Stock of the Company, with such option becoming exercisable over a four-year period and exercisable at a per-share price equal to the fair market value of the Company's Common Stock on the date of grant.

     Errol B. De Souza has an employment contract that provides that: (i) Dr. De Souza serves as the Company's Executive Vice President of Research and Development for a term of three years commencing in March 1997 at a current annual salary of $261,716, subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Dr. De Souza gives 90 days notice of termination, or notice of intent to renew the agreement for less than a three-year term; (iii) Dr. De Souza is eligible for a discretionary annual bonus of up to a maximum of $50,000 as determined by the Board of Directors, based upon achieving certain performance criteria; (iv) the Company has forgiven 50% of the $70,500 loan made to reimburse Mr. De Souza for the loss on the sale of his former residence over the four-year period ended September 1996 and will forgive the remaining 50% of the loan over the three-year period starting September 1996 (based on continued employment); and (v) Dr. De Souza is entitled to continue to receive his salary for up to 12 months or the remainder of the term of employment, whichever is less, in the event that the Company terminates his employment without cause, or elects not to renew the agreement. In addition, Dr. De Souza received upon the signing of the agreement a one-time contract renewal bonus of an option to purchase 50,000 shares of Common Stock of the Company, with such option becoming exercisable over a four-year period and exercisable at a per-share price equal to the fair market value of the Company's Common Stock on the date of grant.

     Paul W. Hawran has an employment contract that provides that: (i) Mr. Hawran serves as the Company's Senior Vice President and Chief Financial Officer for a term of three years commencing in March 1997 at a current annual salary of $209,740 subject to annual adjustment by the Board of Directors; (ii) the agreement will automatically renew for three-year periods thereafter unless the Company or Mr. Hawran gives 90 days notice of termination, or notice of intent to renew the agreement for less than a three-year term; (iii) Mr. Hawran is eligible for a discretionary annual bonus of up to a maximum of $50,000 as determined by the Board of Directors based upon achieving certain performance criteria; (iv) the Company has agreed to forgive 50% of the loan of $175,000 made to reimburse Mr. Hawran for 50% of the loss on sale of his former residence over the four-year period ending May 1997 (based on continued employment), and will forgive the remaining 50% of the loan over the three-year period starting in May 1997 (based on continued employment); and (v) Mr. Hawran is entitled to continue to receive his salary for 12 months in the event that the Company terminates his employment without cause, or materially reduces the power and duties of his employment without cause, which will be deemed to be a termination. In addition, Mr. Hawran received upon the signing of the agreement a one-time contract renewal bonus of an option to purchase 50,000 shares of Common Stock of the Company, with such option becoming exercisable over a four-year period and exercisable at a per-share price equal to the fair market value of the Company's Common Stock on the date of grant.

     The Company also has consulting agreements with Drs. Vale and Steinman pursuant to which Dr. Vale serves as Chief Scientist, Neuroendocrinology and Dr. Steinman serves as Chief Scientist, Neuroimmunology. Dr. Vale's consulting agreement requires him to spend a significant amount of time performing services for the Company and prohibits him from providing consulting services to or participating in the formation of any company in Neurocrine's field of interest or that may be competitive with Neurocrine. Dr. Vale's agreement is for a five-year term that commenced in February 1996 and provides for an annual consulting fee of $42,500 in exchange for his consulting services to the Company. In addition, in November 1996 Dr. Vale received a cash bonus of $32,500 for services rendered in connection with the Company's strategic alliances. Dr. Steinman's consulting agreement is for a five-year term that commenced in February 1996 and provides for an annual consulting fee of $85,000. Dr. Steinman is obligated to consult for a minimum of 40 days per year. The agreement prohibits Dr. Steinman from providing consulting services to or participating in the formation of any other company, except for his position as a member of the Board of Directors of Centocor, Inc.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is a report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1996. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

     The Compensation Committee (the "Committee") of the Board of Directors reviews and recommends to the Board of Directors for approval the Company's executive compensation policies. The Committee is responsible for reviewing the salary and benefits structure of the Company at least annually to insure its competitiveness within the Company's industry. The following is the report of the Committee describing the compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 1996. From January 1996 through December 1996, the members of the Committee were Howard Birndorf, David Robinson, and David Schnell. In December 1996 David Schnell was replaced by Harry Hixson as a member of the Committee. Accordingly, this report is from Howard Birndorf, David Robinson and David Schnell as it relates to events prior to December 1996 and from Howard Birndorf, David Robinson and Harry Hixson as it relates to events occurring after that date.

COMPENSATION PHILOSOPHY

     The Company's philosophy in establishing its compensation policy for executive officers and other employees is to create a structure designed to attract and retain highly skilled individuals by establishing salaries, benefits, and incentive compensation which compare favorably with those for similar positions in other biotechnology companies. Compensation for the Company's executive officers consists of a base salary and potential incentive cash bonuses, as well as potential incentive compensation through stock options and stock ownership.

BASE SALARY

     The base salary component of compensation is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. The base salaries have been targeted at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company's competitive position in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other biotechnology and pharmaceutical companies. The competitive information was obtained from surveys prepared by consulting companies or industry associations (e.g., the Radford Biotechnology Compensation Survey). As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired taking into account such officer's qualifications, experience, prior salary, and competitive salary information. Year-to-year adjustments to each executive officer's base salary are based upon personal performance for the year, changes in the general level of base salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company established by the Compensation Committee, as well as other factors the Compensation Committee judges to be pertinent during an assessment period. In making base salary decisions, the Committee exercises its judgment to determine the appropriate weight to be given to each of these factors.

ANNUAL INCENTIVE COMPENSATION

     A portion of the cash compensation paid to the Company's executive officers, including the Chief Executive Officer, is in the form of discretionary bonus payments that are paid on an annual basis as part of the Company's Incentive Compensation Plan. Bonus payments are linked to the attainment of overall corporate goals established by the Board of Directors and individual goals established for each executive officer. The maximum potential amount of each officer's bonus payment is established annually by the Board of Directors based upon the recommendation of the Committee. The appropriate weight to be given to each of the various goals used to calculate the amount of each officer's bonus payment is determined by the Committee. The goal of the Company's Incentive Compensation Plan is to support the achievement of Company goals and objectives by basing compensation on a pay for performance basis.

LONG-TERM INCENTIVES

     The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1992 Incentive Stock Plan and the opportunity to purchase stock under the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Board believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration. Executive officers of the Company, along with other employees of the Company, receive options under the 1992 Incentive Stock Plan based on performance criteria established by the Board of Directors.

     The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of Common Stock on certain dates specified by the Board. The price of Common Stock purchased will be equal to 85% of the lower of the fair market value of the Common Stock on the date of commencement of participation in each six-month offering period or on each specified purchase date.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Gary Lyons' base salary for 1996 was $290,000. Gary Lyons joined the Company in February 1993. His initial salary, potential bonus, and stock grants were determined on the basis of negotiation between the Board of Directors and Mr. Lyons with due regard for his qualifications, experience, prior salary, and competitive salary information. Mr. Lyons' base salary for 1996 was established in part by comparing the base salaries of chief executive officers at other biotechnology and pharmaceutical companies of similar size. Mr. Lyons earned a $55,000 bonus in 1996. As with other executive officers, Mr. Lyons' total compensation was based on the Company's accomplishments and the Chief Executive Officer's contribution thereto, including the collaborations with Ciba-Geigy and Eli Lilly and Company and the Company's initial public offering.

SECTION 162(M)

     The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

     In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).
                                          Respectfully submitted by:

                                          COMPENSATION COMMITTEE
                                                    Howard C. Birndorf
                                                    David E. Robinson
                                                    David Schnell
                                                    Harry F. Hixson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Howard C. Birndorf, David E. Robinson and Harry F. Hixson, Jr. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

TRANSACTIONS AND RELATIONSHIPS WITH DIRECTORS AND EXECUTIVE OFFICERS

     In December 1993, the Company made available to Gary Lyons, President, Chief Executive Officer and Director of the Company, a loan in the amount of $67,500 for the loss on sale of his former residence and $67,500 for housing expenses. One-half of this loan was forgiven by the Company over the four-year period ended February 1997 and the remaining one-half is being forgiven over a three-year period starting in February 1997, subject to repayment by Mr. Lyons in the event of termination of employment. In April 1995 the Company granted Mr. Lyons an option to purchase an additional 148,000 shares of Common Stock at a purchase price of $4.25 per share. Such shares are subject to vesting. In March 1997, the Company granted Mr. Lyons an option to purchase 75,000 shares of Common Stock at a purchase price of $8 per share. Such shares are subject to vesting. In April 1997, the Company loaned Mr. Lyons $85,000 for the purchase of stock in the Company.

     In June 1994, the Company loaned Paul Hawran, Senior Vice President and Chief Financial Officer of the Company, $175,000 toward the loss on sale of his former residence. One half of this amount will be forgiven by the Company over the four-year period ending May 1997, and the remaining one-half is being forgiven over a three-year period starting in May 1997, subject to repayment by Mr. Hawran in the event of: (i) voluntary termination of employment, (ii) sale of his San Diego residence, or (iii) receipt of proceeds from the sale of Common Stock held by him. In April 1995, the Company granted Mr. Hawran an option to purchase 65,000 shares of Common Stock at a purchase price of $4.25 per share. In July 1996, the Company granted Mr. Hawran an option to purchase 20,000 shares of Common Stock at a purchase price of $8.25 per share. In March 1997, the Company granted Mr. Hawran an option to purchase 50,000 shares of Common Stock at a purchase price of $8 per share. Such shares are subject to vesting.

     Dr. Wylie Vale, Chief Scientist, Neuroendocrinology and a Director of the Company, is a Professor and the Senior Investigator and Head of the Clayton Foundation Laboratories for Peptide Biology at The Salk Institute. In 1996, 1995, 1994 and 1993, the Company paid $262,982, $30,162, $91,644 and $5,070 respectively, to The Salk Institute in connection with various license agreements.

     In April 1994, the Company loaned Dr. Errol De Souza, Executive Vice President of Research and Development, $70,500 toward the loss on sale of his former residence. One half of this amount has been forgiven by the Company over the four-year period ended September 1996, and the remaining one-half will be forgiven over a three-year period starting September 1996, subject to payment by Dr. De Souza in the event of termination of employment. In April 1995, the Company granted an option to Dr. De Souza to purchase 92,000 shares of Common Stock at an exercise price of $4.25 per share. In March 1997, the Company granted Dr. De Souza on option to purchase 50,000 shares of Common Stock at a purchase price of $8 per share. Such shares are subject to vesting.

     In September 1995, the Company granted David E. Robinson, a Director of the Company, an option to purchase 8,000 shares of Common Stock at a purchase price of $5.00 per share.

     In September 1995, the Company granted Harry Hixson, Chairman of the Company's Board of Directors, an option to purchase 8,000 shares of Common Stock, at an exercise price of $5.00 per share.

     In September 1995, the Company granted Howard Birndorf, a Director of the Company, an option to purchase 8,000 shares of Common Stock, at an exercise price of $5.00 per share.

     The Company has agreed to indemnify each of its directors and officers to the fullest extent permitted by the Delaware General Corporations Law.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders, and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors and will continue to be on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

San Diego, California
Dated: April 28, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          NEUROCRINE BIOSCIENCES, INC.
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1997


        The undersigned stockholder of NEUROCRINE BIOSCIENCES, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 1997 and hereby appoints Gary A. Lyons and Paul W. Hawran, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of NEUROCRINE BIOSCIENCES, INC. to be held on May 27, 1997 at 10:00 a.m. local time, at the Sheraton Grande Torrey Pines, located at 10950 North Torrey Pines Road, La Jolla, California, 92037 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


        1. AMENDMENT OF BYLAWS TO INCREASE THE NUMBER OF DIRECTORS ON THE BOARD FROM SIX TO SEVEN:

            / /  FOR     / /  AGAINST     / /  ABSTAIN

        2.  ELECTION OF DIRECTORS:

            / /  FOR all nominees listed below        / /  AGAINST all nominees
                 (except as indicated)                     listed below

            IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST
            BELOW:

            NOMINEES: Wylie W. Vale, Joseph A. Mollica, and
                      Errol B. De Souza

        3. AMENDMENT OF 1992 INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR GRANT THEREUNDER FROM 3,300,000 SHARES TO 4,100,000 SHARES:

             / / FOR      / / AGAINST      / / ABSTAIN

        4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL PERIOD ENDING DECEMBER 31, 1997:

             / / FOR      / / AGAINST     / / ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE AMENDMENT OF THE BYLAWS TO INCREASE THE NUMBER OF DIRECTORS, FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1992 INCENTIVE STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.



                                Dated:                        , 1997
                                      ------------------------


                                ------------------------------------
                                Signature


                                ------------------------------------
                                Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)